UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2012

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2012, the Federal Home Loan Bank of Atlanta (the "Bank") issued a press release reporting certain unaudited financial results for the quarter ended September 30, 2012. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release.

The information being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On October 30, 2012, the Bank announced that it will repurchase all outstanding subclass B1 membership excess capital stock and B2 activity-based excess capital stock on November 19, 2012. Beginning November 20, 2012, the Bank will repurchase excess activity-based capital stock on a daily basis, subject to an excess stock threshold of $100,000 and all other conditions provided in the Bank's Capital Plan. Attached as Exhibit 99.2 to this Current Report on Form 8-K is a copy of the form notice.

Item 8.01. Other Events.

On October 25, 2012, the board of directors of the Bank declared an annualized dividend rate for the third quarter of 2012 equal to 2.43 percent. Attached as Exhibit 99.3 to this Current Report on Form 8-K is a copy of the related press release.

Item 9.01. Exhibits.
99.1	Press Release, dated October 30, 2012, regarding unaudited financial results
99.2	Form of Notice to Current Shareholders, dated October 30, 2012
99.3	Press Release, dated October 30, 2012, regarding third quarter dividend and excess stock repurchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 30, 2012	By: _/s/ Kirk R. Malmberg ________
Kirk R. Malmberg
Executive Vice President,
Chief Financial Officer